Exhibit 16.1

Shinhan Accounting Corporation
8th FL, 8, Uisadang-daero
Yeongdeungpo-gu, Seoul, 07236, Korea
Telephone: 82-2-782-9940
Telefax: 82-2-782-9941
www.rsm.global/korea

November 11, 2026

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements made by OSR Health, Inc. (the “Company”) included under Item 4.01 of its Current Report on Form 8-K dated November 13, 2026, to be filed with the Securities and Exchange Commission. We agree with the statements concerning our Firm contained therein.

Sincerely,

/s/ Shinhan Accounting Corporation

Shinhan Accounting Corporation
Seoul, Korea